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                                                              EXHIBIT 24.1



                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT



We have issued our report dated June 18, 1996 (except for note W, to which the date is July 11, 1996) accompanying the financial statements of Java Centrale, Inc. appearing in the Company's Annual Report on Form 10-K, Form 10-K/A and Form 10-K/A2 for the year ended March 31, 1996 which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

                                          GRANT THORNTON LLP

Sacramento, California
March 31, 1997